EXHIBIT 21.1

                      CONOLOG CORPORATION AND SUBSIDIARIES

                  Entity Name                              Jurisdiction
                  -----------                              ------------
                  Registrant:

                  Conolog Corporation                      Delaware

                  Nologoc Corporation                      New Jersey